Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended April 30, 2009 of the Financial Investors Trust (the “Company”).

I, Edmund J. Burke, the President and Principal Executive Officer of the Company, certify that:

(i)            the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)           the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	July 7, 2009

By:	/s/ Edmund J. Burke
Edmund J. Burke (Principal Executive Officer)
President

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended April 30, 2009 of the Financial Investors Trust (the “Company”).

I, Jeremy O. May, the Treasurer and Principal Financial Officer of the Company, certify that:

(i)            the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)           the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	July 7, 2009

By:	/s/ Jeremy O. May
Jeremy O. May (Principal Financial Officer)
Treasurer